Exhibit 99.1

Cornerstone Bancshares, Inc. Announces Stock Dividend

HIXSON, Tenn., Nov. 14 /PRNewswire-FirstCall/ -- Cornerstone Bancshares, Inc. (OTC Bulletin Board: CSBQ) today announced the following:

Cornerstone Bancshares, Inc. Board of Directors announced the record date and payment date of Cornerstone’s stock dividend in the form of a stock split. The dividend will be a 2 for 1 stock split of the Company’s Common Stock for all registered holders as of December 1, 2006 with a distribution date of December 18, 2006. The split is a response to the above average earnings performance the Company has experienced and the outlook the Board of Directors has concerning future earnings growth.

Cornerstone Bancshares, Inc. is a one-bank holding company serving the Chattanooga, Tennessee MSA with 5 branches and $370 million in assets specializing in business financial services.

SOURCE  Cornerstone Bancshares, Inc.
           -0-                                                            11/14/2006
           /CONTACT:  Frank Hughes, President & Treasurer of Cornerstone Bancshares, Inc., +1-423-385-3009, or fax, +1-423-385-3100, or fhughes@cscb-chatt.com/
           /Web site:  http://www.cscbank.com/